EXHIBIT 23.2

                          INDEPENDENT AUDITOR'S CONSENT

The Board of Directors
Telescan, Inc.:

      We hereby consent to the incorporation by reference in the Registration Statement filed on Form S-8, and the accompanying Prospectus, of our report dated February 5, 1999, appearing on page F-1 of Telescan, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1998.

s/s Hein + Associates LLP

Hein + Associates LLP

Houston, Texas
August 23, 1999

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